UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	February 15, 2008

ORION ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1204 Pilgrim Road, Plymouth, Wisconsin 53073
(Address of principal executive offices, including zip code)
(920) 892-9340
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (a)        Not applicable.

        (b)        Not applicable.

        (c)        Not applicable.

        (d)        Not applicable.

        (e)        On February 15, February 21, February 20 and February 21, 2008, respectively, Orion Energy Systems, Inc. (the “Company”) entered into Executive Employment and Severance Agreements (the “Employment Agreements”), the general content of which was previously disclosed by the Company in its Registration Statement on Form S-1 (Reg. No. 333-145569), with the following executive officers: Daniel J. Waibel, Michael J. Potts, Eric von Estorff and Erik G. Birkerts.

        Under the Employment Agreements, the Company will employ the executives for an initial term through March 31, 2009, after which the employment agreements will automatically renew for successive terms of a specified duration (indicated in the table below) unless either party provides advance notice of non-renewal. The Employment Agreements entitle the executives to specified base salary amounts (indicated in the table below) for the Company’s fiscal years 2008 and 2009 and provide that base salaries may be increased thereafter from time to time by the Board of Directors of the Company.

        The Employment Agreements also specify the position with the Company in which the executive will serve (indicated in the table below), and provide that the executive will devote his full business time and best efforts to the performance of his duties under the Employment Agreements. The Employment Agreements provide (i) that the executive will receive an automobile allowance and certain Company-provided insurance benefits and (ii) that the executive will be entitled to participate in incentive plans and programs and other employee benefit plans that are generally provided to senior executives of the Company.

        Under the Employment Agreements, if the executive’s employment is terminated without “Cause” (as defined in the Employment Agreement) or for “Good Reason” (as defined in the Employment Agreement) prior to the end of the employment period, the executive will be entitled to (i) a lump sum severance benefit equal to a multiple (indicated in the table below) of the sum of his base salary plus the average of the prior three years’ bonuses; (ii) a pro rata bonus for the year of the termination; and (iii) COBRA premiums at the active employee rate for the duration of the executive’s COBRA continuation coverage period. The Employment Agreements also require the executives not to, during the executive’s employment and for two years following the termination of the executive’s employment, (x) disclose any confidential information of the Company, (y) compete with the Company or (z) solicit the employees or other persons with business relationships with the Company.

        The Employment Agreements provide that, upon a Change of Control (as defined in the Employment Agreements), the executive’s employment term would automatically be extended for the period indicated in the table below. Following the Change of Control, the executive would be guaranteed the same base salary and a bonus opportunity at least equal to 100% of the prior year’s target award and with the same general probability of achieving performance goals as prior to the Change of Control. In addition, the executive would be guaranteed participation in salaried and executive benefit plans that provide benefits, in the aggregate, at least as great as the benefits being provided prior to the Change of Control. The severance provisions would remain the same as in the pre-Change of Control context as described above, except that the multiplier used to determine the severance amount and the post-Change of Control employment term would increase, as is shown in the table below.

        The positions, base salaries, renewal periods and severance multipliers specified by the Employment Agreements are as follows:

		Fiscal Year Base Salary ($)		Pre-Change of Control		Post-Change of Control
Name	Position	2008	2009	Renewal Period (years)	Severance Multiplier	Renewal Period (years)	Severance Multiplier
Daniel J. Waibel	Chief Financial	165,000	225,000	1	1	2	2
	Officer and Treasurer
Michael J. Potts	Executive Vice	165,000	225,000	1	1	2	2
	President
Eric von Estorff	Vice President,	120,000	175,000	1	1	2	2
	General Counsel and
	Secretary
Erik G. Birkerts	Vice President of	150,000	155,000	1	½	1	1
	Strategic Initiatives

        The Employment Agreements contain “valley” excise tax provisions that provide that all amounts payable to the executives under their respective Employment Agreements and any other of the Company’s agreements or plans that constitute change of control payments will be cut back to one dollar less than three times the executive’s “base amount,” as defined by Internal Revenue Code (“Code”) Section 280G, unless the executive would retain a greater amount by receiving the full amount of the payment and personally paying the excise taxes. Under the Employment Agreements, the Company would not be obligated to gross up executives for any excise taxes imposed on excess parachute payments under Code Section 280G or 4999.

        The foregoing description of the Employment Agreements is qualified in its entirety by reference to the full text of the Employment Agreements, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(10.1)	Executive Employment and Severance Agreement, dated February 15, 2008, between the Company and Daniel J. Waibel.

(10.2)	Executive Employment and Severance Agreement, dated February 21, 2008, between the Company and Michael J. Potts.

(10.3)	Executive Employment and Severance Agreement, dated February 20, 2008, between the Company and Eric von Estorff.

(10.4)	Executive Employment and Severance Agreement, dated February 21, 2008, between the Company and Erik G. Birkerts.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.
Date: February 22, 2008	By: /s/ Neal R. Verfuerth
Neal R. Verfuerth
President and Chief Executive Officer

ORION ENERGY SYSTEMS, INC.
FORM 8-K
EXHIBIT INDEX

Exhibit Number

(10.1)	Executive Employment and Severance Agreement, dated February 15, 2008, between the Company and Daniel J. Waibel.

(10.2)	Executive Employment and Severance Agreement, dated February 21, 2008, between the Company and Michael J. Potts.

(10.3)	Executive Employment and Severance Agreement, dated February 20, 2008, between the Company and Eric von Estorff.

(10.4)	Executive Employment and Severance Agreement, dated February 21, 2008, between the Company and Erik G. Birkerts.